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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
CUISINE SOLUTIONS, INC.:

We consent to the incorporation by reference in the registration statements, (Nos. 33-60614 and 33-60616) on Form S-8 of Cuisine Solutions, Inc. of our report dated September 4, 1998, relating to the consolidated balance sheets of Cuisine Solutions, Inc. and subsidiaries as of June 27, 1998, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years ended June 27, 1998 and June 28, 1997, and related schedule, which report appears in the June 26, 1999 annual report on Form 10-K of Cuisine Solutions, Inc..



                                        KPMG LLP



Washington, D.C.
September 29, 1999

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